UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2

on

Form 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RF Monolithics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	75-1638027
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4441 Sigma Road, Dallas, Texas	75244
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this Form relates: (if applicable) Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Share Purchase Rights

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Preferred Share Purchase Rights previously registered is contained in Item 5 of the Registrant’s Form 8-K Current Report filed with the Securities and Exchange Commission on December 28, 1994 in connection with the Registrant’s registration statement on Form 8-A filed on December 30, 1994 (“Original Form 8-A”). Such description is incorporated herein by reference.

The Original Form 8-A was previously amended by Amendment No. 1 filed by the Registrant on January 12, 2001 (“Amendment No. 1”). This Amendment No. 2 is being filed to amend the Registrant’s Original Form 8-A, as previously amended by Amendment No. 1, to include the Third Amendment to Rights Agreement, effective as of December 17, 2004 (“Third Amendment”), which amended its existing Rights Agreement (“Rights Agreement”), dated as of December 20, 1994, by and between the Registrant and The First National Bank of Boston, as Rights Agent.

The Third Amendment was entered into by and between the Registrant and the Rights Agent (i) to extend the expiration date of the Rights Agreement from December 20, 2004 to December 20, 2009; (ii) to remove the prohibition against redeeming the Rights (as defined in the Rights Agreement) on or after a Shares Acquisition Date (as defined in the Rights Agreement) in the event a change of control of the Registrant’s board of directors has occurred; (iii) to provide for the automatic resignation of the Rights Agent on any date on which the Rights Agent no longer serves as the Registrant’s transfer agent; and (iv) to provide that the Rights Agent will not be liable for any delays or failures in its performance resulting from acts beyond its reasonable control.

Item 2.	Exhibits

Exhibit	Description
4.2	Specimen Right Certificate (1)

4.3	Rights Agreement, dated as of December 20, 1994 between Registrant and The First National Bank of Boston, with exhibits (1)

4.4	First Amendment to Rights Agreement, dated as of August 14, 1996 between Registrant and Fleet National Bank (2)

4.5	Second Amendment to Rights Agreement, dated as of December 11, 2000 between Registrant and Fleet National Bank (3)

4.6	Third Amendment to Rights Agreement, effective as of December 17, 2004 between Registrant and EquiServe Trust Company, N.A. (successor to Fleet National Bank) (4)

(1)	Previously filed as an exhibit to the Form 8-K filed December 29, 1994, and incorporated herein by reference.

(2)	Previously filed as an exhibit to the Form 8-K filed December 19, 1996, and incorporated herein be reference.

(3)	Previously filed as an exhibit to Amendment No. 1 to Form 8-A/A filed January 12, 2001, and incorporated herein by reference.

(4)	Filed as an exhibit to this Amendment No. 2 to Registration Statement on Form 8-A/A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RF MONOLITHICS, INC.

Date:	December 17, 2004	By:	/s/ DAVID M. KIRK
David M. Kirk President and Chief Executive Officer

Exhibits

Exhibit	Description
4.2	Specimen Right Certificate (1)

4.3	Rights Agreement, dated as of December 20, 1994 between Registrant and The First National Bank of Boston, with exhibits (1)

4.4	First Amendment to Rights Agreement, dated as of August 14, 1996 between Registrant and Fleet National Bank (2)

4.5	Second Amendment to Rights Agreement, dated as of December 11, 2000 between Registrant and Fleet National Bank (3)

4.6	Third Amendment to Rights Agreement, effective as of December 17, 2004 between Registrant and EquiServe Trust Company, N.A. (successor to Fleet National Bank) (4)

(1)	Previously filed as an exhibit to the Form 8-K filed December 29, 1994, and incorporated herein by reference.

(2)	Previously filed as an exhibit to the Form 8-K filed December 19, 1996, and incorporated herein be reference.

(3)	Previously filed as an exhibit to Amendment No. 1 to Form 8-A/A filed January 12, 2001, and incorporated herein by reference.

(4)	Filed as an exhibit to this Amendment No. 2 to Registration Statement on Form 8-A/A.